Exhibit 99.1

Management Acquires SolarWindow
Majority Ownership

SCOTTSDALE, AZ and SEOUL, SOUTH KOREA December 14, 2021 – SolarWindow Technologies, Inc. (Symbol: WNDW) announced today that it has received notification that Light Quantum Energy Holdings (“LQE”), a company owned and controlled by SolarWindow President and Director, Mr. John Rhee and his immediate family, has acquired 62% of the issued and outstanding shares of SolarWindow Technologies, Inc. (nearly 72% on a fully diluted basis) from former controlling stockholder, Kalen Capital Corporation and its subsidiaries (“Kalen Capital”), in a privately negotiated deal.

Details of the December 8, 2021 share purchase and sale agreement are provided in the Company’s 8-K filed with the United States Securities and Exchange Commission, available at SEC.gov and at www.SolarWindow.com, and include deferred payment provisions, operating covenants, a repurchase option for the seller in the event of default of payment by the buyer, and other terms and conditions.

“Today, we launch a fresh and exciting new stage of the Company’s growth and reaffirm our pledge to a sustainable future. This transaction cements our belief in SolarWindow, its leadership team, and game-changing LiquidElectricity™ technology at a time when worldwide market demand for renewables is stronger than ever,” explained SolarWindow President Mr. John Rhee. Mr. Rhee also serves as director and shareholder of LQE, the new majority stockholder of SolarWindow.

“I’m grateful to all those who have worked diligently to make this transaction possible,” continued Mr. Rhee. “I believe that SolarWindow products and technologies have an exciting future ahead, and wish to thank our former controlling stockholder for supporting SolarWindow development in the years past.”

The Company’s former controlling stockholder, Kalen Capital, the family office of Mr. Harmel S. Rayat, was the selling stockholder in the transaction, publicly announced today. Mr. Rayat founded, funded, and has supported SolarWindow operations and development of its technologies with more than $30 million in equity investment. In October 2020, Mr. Rayat stepped down from his position on the SolarWindow Board of Directors.

Since then, the Company has further strengthened its new management and expanded SolarWindow operations to South Korea, culminating with the management-led transaction announced today under the leadership of Mr. John Rhee.

Mr. John Rhee currently serves as a Director and President of SolarWindow Technologies, Inc. Along with his immediate family, Mr. Rhee is a controlling shareholder of Light Quantum Energy Holdings, and Director. He served on the Investment Committee of the Barbara Bush Foundation, and served as Chief Financial Officer of the Nobel Sustainability Trust. Previously, Mr. Rhee was Executive Director at SoftBank Investment and Venture Fund, served as a senior advisor to the Government of South Korea, and today is a global sustainability investor-advocate with a history of philanthropy.

Mr. Rhee was attorney with Davis Polk and Wardwell in New York, a leading corporate law firm specializing in capital markets, and earlier, clerked for the White House Legal Counsel’s Office. Mr. Rhee has a J.D. from Yale Law School where he was distinguished as a John M. Olin Law and Economics Scholar, and holds a bachelor’s degree from Cornell University.

Cautionary Statement: Investors are cautioned that the transaction referenced in this announcement includes, among other terms and conditions: (a) Deferred payment obligations of Light Quantum Energy Holdings (the “Buyer”) to Kalen Capital Corporation and its relevant subsidiaries (the “Seller”); (b) Financial penalties payable by the Buyer to the Seller under certain conditions; (c) Operating covenants imposed on the Buyer by the Seller until such time that all payment obligations of the Buyer are satisfied; (d) Obligations of the Buyer to return all securities to the Seller in the event that the Buyer is unable to satisfy payment obligations to the Seller; and (e) Others. There is no assurance that the Buyer will satisfy deferred payment obligations to the Seller. Details of the transaction, including deferred payment provisions, operating covenants, and default remedies are provided in the Company’s 8-K, available at SEC.gov and at www.SolarWindow.com.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) is a developer of transparent LiquidElectricity™ coatings and processes which generate electricity on glass and plastics. When applied to otherwise ordinary glass, for example, these coatings generate electricity, producing power under natural, artificial, low, shaded, and reflected light conditions.

The subject of over 90 granted and in-process trademark and patent filings, SolarWindow targets applications beyond conventional solar panels. The Company’s LiquidElectricity™ can generate electricity for architectural applications including building windows, facades, and rooftops. LiquidElectricity™ has wide-ranging utility, including automotive, commercial greenhouse, marine, and aerospace applications, and presents superior aesthetics for generating energy to enable faster financial breakeven.

The SolarWindow Promise: Engineer, design, and deliver LiquidElectricity™ products which reward customers with affordable clean energy for a healthier, safer, and more sustainable planet. SolarWindow is ClearlyElectric®.

For additional information, please call Amit Singh at 1-800-213-0689 or visit: www.solarwindow.com.

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Social Media Disclaimer and Forward-Looking Statements

SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company’s products, technical problems with the company’s research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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